EXHIBIT 5.1

Scott C. Kline, Esq. Kline Law Group PC 15615 Alton Parkway, Suite 450 Irvine, CA 92618 T – 949.271.6355 Admitted to practice in California

June 7, 2024

Recruiter.com Group, Inc.

123 Farmington Avenue, Suite 252,

Bristol, CT 06010

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RE:	Registration Statement on Form S-3 (333-267470)

Ladies and Gentlemen:

We have acted as counsel to you, Recruiter.com Group, Inc., a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-267470) (the “Registration Statement”), and declared effective by the Commission on September 30, 2022 and the related prospectus therein dated September  30, 2022 (the “Base Prospectus”) and the prospectus supplement dated June 6, 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of 481,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Shares are covered by the Registration Statement and Prospectus and we understand that the Shares are to be offered and sold in the manner described in the Prospectus. This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement, the Prospectus, and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of California. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of California, and the corporate laws of the State of Nevada. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America, the laws of the State of California, and the corporate laws of the State of Nevada.  Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Our opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Common Stock, or the agreements and instruments addressed herein, or in the Registration Statement and Prospectus. This opinion is based upon currently existing statutes, regulations, rules and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

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June 7, 2024

Recruiter.com Group, Inc.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on June 7, 2024, which is incorporated by reference in the Prospectus. We also consent to the reference of our firm under the caption “Legal Matters” in the Prospectus and in each case in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Kline Law Group PC
Kline Law Group, PC

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